Exhibit 5.1
               [LETTERHEAD OF STEVENS & LEE, P.C.]


                          July 25, 2000




Board of Directors
Peoples First, Inc.
24 South Third Street
Oxford , Pennsylvania 19363-0500

Re:  Registration Statement on Form S-4MEF
     Peoples First, Inc.

Gentlemen:

     You have requested our opinion with respect to certain matters in connection with the filing by Peoples First, Inc., a Pennsylvania corporation (the "Company"), of an abbreviated registration statement pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") on July 25, 2000, covering the issuance of an additional 50,000 shares (the "Shares") of the Company's common stock (the "Common Stock") in connection with the Company's earlier effective Registration Statement No. 333-30640 on
Form S-4.

     In connection with this opinion, we, as special counsel to the Company, have reviewed:

     (1)  the Articles of Incorporation of the Company;

     (2)  the Bylaws of the Company;

     (3) resolutions adopted by the Board of Directors of the Company authorizing the filing of the Registration Statement;

     (4) the Registration Statement and Related Prospectus incorporated by reference therein; and

     (5) copies of the form of stock certificate representing the Shares.

     Based solely upon our review of the foregoing, it is our opinion that the Common Stock covered by the Registration Statement has been duly authorized and, when issued pursuant to the terms described in the Registration Statement, will be legally issued by the Company and fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                             Sincerely,

                             /s/ STEVENS & LEE, P.C.




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